Exhibit 99

Contacts:

National City Corporation Investors	Harbor Florida Bancshares, Inc. Investors

Jennifer Hammarlund	Toni Santiuste
(216) 222-9849	(772) 461-2414

Media	Media
Kelly Wagner Amen	J. Hal Roberts
(216) 222-9514	(772) 461-2414

or

Kristen Baird Adams
(216) 346-6803
NATIONAL CITY AND HARBOR FLORIDA BANCSHARES ANNOUNCE
AGREEMENT FOR NATIONAL CITY TO ACQUIRE HARBOR FLORIDA
BANCSHARES
CLEVELAND — July 11, 2006 — National City Corporation (NYSE: NCC) and Harbor Florida Bancshares, Inc. (NASDAQ: HARB) today announced that they have reached a definitive agreement for National City to acquire Harbor Florida Bancshares, the holding company for Harbor Federal Savings Bank. Harbor Florida is the fifth-largest publicly traded banking institution based in Florida. Headquartered in Fort Pierce, Harbor Florida has total assets of $3.2 billion and 40 branches along the Central East Coast of Florida.
“Harbor Federal is an extremely well-run institution with an impressive track record, significant market share, and excellent prospects,” said David A. Daberko, chairman and chief executive officer of National City. “We look forward to partnering with Harbor Federal’s management team to further expand the branch network, broaden the menu of products for customers, and create value for National City stockholders.”
“This transaction is consistent with our strategy to expand in other attractive growth markets,” Mr. Daberko said. “While not contiguous, there are parallels between this transaction and our 2004 acquisition of Allegiant in St. Louis, Missouri. In both cases, we saw the opportunity to leverage our strengths in retail and commercial banking to drive growth beyond what the existing franchise could achieve.”
“Partnering with National City is the right thing for our customers, employees and stockholders,” said Michael J. Brown, Sr., chairman and chief executive officer of Harbor Florida Bancshares. “We have longstanding ties to the Central East Coast of Florida, and because local decision making is a central part of National City’s business model, our connection with the communities we serve will remain as strong as ever.”

National City is committed to working with local community leaders, non-profit organizations and government officials to make a lasting difference. To help ensure continuation of Harbor Florida’s community support, National City will establish a $2 million charitable foundation to be used exclusively in the counties currently served by Harbor Florida. The foundation will be chaired by Michael J. Brown, Sr.
Upon completion of the transaction, Mr. Brown will remain as chairman and CEO. Harbor Florida President and Chief Operating Officer J. Hal Roberts and Executive Vice President Michael J. Brown, Jr., also will continue serving in their current roles.
Under the terms of the agreement, Harbor Florida stockholders will receive National City common stock worth $45 for each share of Harbor Florida common stock in a tax-free exchange. The exchange ratio will be based on the average closing price of National City common stock for the 10 trading days immediately preceding Federal Reserve Board approval of the transaction. The transaction has a total indicated value of approximately $1.1 billion. Subject to regulatory and Harbor Florida stockholder approvals, the transaction is expected to close in the fourth quarter of 2006.
While the transaction will mark National City’s first retail banking presence in Florida, National City has conducted business in the state for many years, primarily residential and commercial real estate lending, commercial finance, and personal wealth management.
National City will host a conference call at 9:30 a.m. Eastern Time today, July 11, 2006, to discuss the proposed acquisition of Harbor Florida Bancshares. Interested parties may access the conference call by dialing (800) 230-1951. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. Participants are encouraged to call in 15 minutes prior to the call in order to register for the event. The conference call will also be accessible via the company’s Web site, www.nationalcity.com/investorrelations along with the accompanying slide presentation. A replay of the conference call will be available from 12:15 p.m. on July 11, 2006, until midnight Eastern Time on July 18, 2006. The replay will be accessible by calling (800) 475-6701 (domestic) or (320) 365-3844 (international) using the pass code of 836164 or via the company’s Web site.
In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the United States Securities and Exchange Commission (SEC). Stockholders are encouraged to read the registration statement, including the final proxy statement/prospectus that will be a part of the registration statement, because it will contain important information about the proposed transaction. Stockholders will be able to obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about National City Corporation and Harbor Florida Bancshares, without charge, at the SEC’s Web site, http://www.sec.gov, and the companies’ respective Web sites, www.nationalcity.com and www.harborfederal.com. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, without charge, by directing a request to

National City Corporation at 1900 East Ninth Street, Locator 2229, Cleveland, OH 44114 Attention: Investor Relations, 1-800-622-4204, or to Harbor Florida Bancshares at 100 S. Second Street, Fort Pierce, FL 34950, Attention: Investor Relations, 1-800-226-4375.
The respective directors and executive officers of National City and Harbor Florida Bancshares and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding National City’s directors and executive officers is available in its proxy statement filed with the SEC on March 8, 2006, and information regarding Harbor Florida Bancshares’ directors and executive officers is available in its proxy statement filed with the SEC on December 16, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.
This document contains forward-looking statements. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance, nor should they be relied upon as representing management’s views as of any subsequent date. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental approvals of the merger on the proposed terms and schedule; the failure of Harbor Florida Bancshares’ stockholders to approve the merger; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; disruption from the merger making it more difficult to maintain relationships with clients, employees or suppliers; increased competition and its effect on pricing, spending, third-party relationships and revenues; the risk of new and changing regulation in the U.S. and internationally. Additional factors that could cause National City’s and Harbor Florida Bancshares’ results to differ materially from those described in the forward-looking statements can be found in the 2006 Quarterly Reports on Form 10-Q, as they are filed, and the 2005 Annual Report on Form 10-K of National City and Harbor Florida Bancshares’ filed with the SEC. Copies of these filings are available at no cost on the SEC’s Web site, www.sec.gov, and on the companies’ respective Web sites, www.nationalcity.com and www.harborfederal.com. Management may elect to update forward-looking statements at some future point; however, it specifically disclaims any obligation to do so.
About National City
National City Corporation (NYSE: NCC), headquartered in Cleveland, Ohio, is one of the nation’s largest financial holding companies. The company operates through an extensive banking network primarily in Ohio, Illinois, Indiana, Kentucky, Michigan, Missouri and Pennsylvania, and also serves customers in selected markets nationally. Its core businesses include commercial and retail banking, mortgage financing and servicing, consumer finance and asset management. For more information about National City, visit the company’s Web site at NationalCity.com.
About Harbor Florida Bancshares, Inc.
Harbor Florida Bancshares, Inc., the holding company for Harbor Federal Savings Bank, is headquartered on the east coast of Florida in Fort Pierce. Known as a community-oriented financial institution, Harbor Federal offers deposit products and consumer, mortgage and commercial loans to a population of over 2.25 million in an eight-county market area. At present, Harbor Federal operates 40 full-service banking offices and a full-service insurance agency with five locations. Harbor Florida Financial Services, Inc., a wholly-owned subsidiary of Harbor Federal, offers fixed-rate annuity products for sale through our branch offices. Harbor Federal is one of the largest independent financial institutions based in the state of Florida with $3.2 billion in assets.
Harbor Florida Bancshares was advised by Sandler O’Neill & Partners, L.P. and Nixon Peabody LLP.